NEWS RELEASE

CONTACT:
Bob Aronson
Director of Investor Relations
(800) 579-2302

FOR IMMEDIATE RELEASE

    STAGE STORES, INC. ANNOUNCES SECOND QUARTER 1999 RESULTS
  -- Earnings of $0.04 Per Share Before Costs Related to Store
  Closure Program Reported, As Compared to $0.03 Per Share Last
                             Year --
                 ______________________________

HOUSTON, TX, August 19, 1999 -- Stage Stores, Inc. (NYSE: SGE) today announced results for the second quarter ended July 31, 1999.

Net sales for the second quarter of 1999 decreased 0.7% to $269.8 million from $271.8 million for last year's second quarter.
Comparable store sales for the quarter decreased 5.7% as compared to the same period last year.

Net income for this year's second quarter before costs related to the previously announced store closure program was $1.1 million, or $0.04 per share on a diluted basis, as compared to $0.8 million, or $0.03 per share on a diluted basis, for the second quarter of 1998. Earnings before interest, taxes, depreciation and amortization for the second quarter of 1999 were $23.7 million (before costs related to the store closure program) as compared to $20.8 million for the second quarter of 1998. During the quarter, the Company recorded pretax charges of $22.8 million in conjunction with its store closure program. Of the total, $7.3 million was charged to cost of sales while the remaining $15.5 million was charged to store opening and closure costs. With the store closure costs included, the Company had a net loss for the quarter of $0.54 per share on a diluted basis.

Commenting on the results, Carl E. Tooker, Chairman, President and Chief Executive Officer stated, "We are pleased that our operations for the second quarter of 1999, excluding costs related to the store closure program, generated a year-over-year increase in net income as compared to the second quarter of 1998. We achieved these results by improving our merchandise margins and by prudently managing our selling, general and administrative ("SG&A") expenses."

Mr. Tooker continued, "In analyzing the second quarter's sales results, it should be noted that our performance was impacted by a more conservative promotional cadence throughout the quarter as well as a shift in the timing of our back to school sale event from the last week of July to the first week of August. Although this shift in our promotional calendar moved a significant amount of volume out of July, we made this change in order to maximize our sales opportunities from Texas' inaugural sales tax holiday period which ran this year from August 6th - 8th. Based on the results of the sales during this three day period, we believe this was the right thing to do."

Mr. Tooker further stated, "During the second quarter, we focused on improving our merchandise margins as well as continuing to transition our merchandise assortments to reflect the branded fashion mix that we believe has the greatest appeal to our customer base. Even though our conservative promotional posture did have an impact on our sales performance, it allowed us to substantially increase the sell through of our regular priced goods throughout the quarter, and as a result, we were able to significantly improve our merchandise margins over this year's first quarter as well as the second quarter of last year. The fact that our merchandise margins improved, as well as the fact that the key drivers of our business, namely misses' sportswear, activewear, cosmetics, juniors and young men's, all posted positive comparable store sales for the quarter, confirms that significant strides were made on these initiatives. While there is still work to be done in improving the quality and assortment of the merchandise mix in several of our other categories of business, we firmly believe that our results for the second quarter reflect the progress we have made in improving the financial performance of the business."

Mr. Tooker concluded, "In addition to improving our merchandise margins, we continued to prudently control our SG&A expenses. The level of SG&A expenses for the second quarter of 1999 was below last year's level primarily as a result of reduced payroll and payroll related costs and an improved performance in our credit card portfolio. This, coupled with our improved merchandise margins, accounted for the improvement in our financial results."

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the United States. The company operated 683 stores in 34 states at the end of the second quarter, primarily under the Stage, Bealls and Palais Royal trade names.

Any statements in this press release that may be considered forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are discussed in periodic reports filed by the Company with the Securities and Exchange Commission that the Company urges investors to consider.


                       (Tables to Follow)



                    Stage Stores, Inc.
      Consolidating Condensed Statement of Operations
          (in thousands, except per share amounts)
                       (unaudited)


                                    Three Months Ended
                                      (As Reported)
                               7/31/99              8/1/98

Net sales                     $269,848            $271,805
Cost of sales and related
 buying, occupancy and
 distribution expenses         195,827             189,566
Gross profit                    74,021              82,239

Selling, general and
 administrative expenses        66,888              67,853
Store opening and
 closure program costs          15,465               1,708
Operating income (loss)         (8,332)             12,678

Interest expense, net           12,646              11,423
Income (loss) before
 income tax                    (20,978)              1,255

Income tax expense (benefit)    (5,887)                490
Net income (loss)             $(15,091)           $    765

Basic earnings (loss)
 per common share data:


Basic earnings (loss)
 per common share              $ (0.54)           $   0.03

Basic weighted average
 common shares outstanding      28,022              27,874

Diluted earnings (loss)
 per common share data:

Diluted earnings (loss)
 per common share              $ (0.54)            $  0.03

Diluted weighted average
 common shares outstanding      28,022              28,582



                  (Table Continued)



                            Three Months Ended 7/31/99
                        Pro Forma For Store Closure Costs (1)

                                Store         Before Store
                            Closure Costs     Closure Costs

Net sales                     $    --             $269,848
Cost of sales and related
 buying, occupancy and
 distribution expenses           7,303             188,524
Gross profit                    (7,303)             81,324

Selling, general and
 administrative expenses           --               66,888
Store opening and
 closure program costs          15,465                 --
Operating income (loss)        (22,768)             14,436

Interest expense, net              --               12,646
Income (loss) before
 income tax                    (22,768)              1,790

Income tax expense (benefit)    (6,585)                698
Net income (loss)             $(16,183)           $  1,092

Basic earnings (loss)
 per common share data:


Basic earnings (loss)
 per common share              $ (0.58)            $  0.04

Basic weighted average
 common shares outstanding      28,022              28,022

Diluted earnings (loss)
 per common share data:

Diluted earnings (loss)        $ (0.58)            $  0.04
 per common share

Diluted weighted average
common shares outstanding       28,022              28,183




(1) The pro forma data is included to demonstrate the impact that the store closure costs had on the Company's financial statements for the three months ended 7/31/99 and is not meant to be a presentation in accordance with generally accepted accounting principles.
















                             Stage Stores, Inc.,
                     Consolidated Condensed Balance Sheet
                               (in thousands)
                                (unaudited)


                                       7/31/99       1/30/99       8/1/98

              ASSETS
Cash and cash equivalents              $ 8,970      $ 12,832      $18,890
Undivided interest in accounts
 receivable trust                       66,729        69,816       57,285
Merchandise inventories, net           362,498       341,316      384,157
Other current assets                    71,153        84,473       94,752
      Total current assets             509,350       508,437      555,084

Fixed assets, net                      223,431       233,263      216,621
Goodwill, net                           88,183        92,551       94,019
Other assets                            19,220        23,429       23,873
                                      $840,184      $857,680     $889,597

   LIABILITIES AND STOCKHOLDERS'
              EQUITY
Accounts payable                       $71,655      $ 82,779     $108,674
Accrued expenses and other current
 liabilities                            42,715        52,706       52,436
Current portion of long-term debt       70,130         4,814       51,823
      Total current liabilities        184,500       140,299      212,933

Long-term debt including credit
 facilities                            444,186       487,968      450,015
Other long-term liabilities             26,616        25,021       10,501
      Total liabilities                655,302       653,288      673,449

Stockholders' equity                   184,882       204,392      216,148
                                      $840,184      $857,680     $889,597



                        Stage Stores, Inc.
          Consolidated Condensed Statement of Cash Flows
                          (in thousands)
                           (unaudited)

                                                  Six Months Ended
                                                7/31/99       8/1/98
 Cash flows from operating activities:
   Net income (loss)                          $ (19,762)   $   9,800
   Adjustments to net income (loss):
     Depreciation and amortization               27,578       14,411
     Amortization of debt issue costs and
      accretion of discount                       2,108        1,732
     Other                                          282          513
   Changes in working capital                   (24,218)     (78,067)
       Net cash  used in operating
        activities                              (14,012)     (51,611)

 Cash flows from investing activities:
   Additions to fixed assets                    (11,045)     (56,837)
       Net cash used in investing
        activities                              (11,045)     (56,837)

 Cash flows from financing activities:
   Proceeds from working capital facility        23,300      103,500
   Proceeds from issuance of common stock           252          715
   Payments on long-term debt                    (2,357)        (192)
       Net cash provided by financing
        activities                               21,195      104,023

   Net decrease in cash and cash
    equivalents                                  (3,862)      (4,425)

   Cash and cash equivalents:
     Beginning of period                         12,832       23,315
     End of period                             $  8,970     $ 18,890